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                                     SCHEDULE A
                                EQUITY MANAGERS TRUST
                           NEUBERGER & BERMAN EQUITY FUNDS
                           NEUBERBER & BERMAN EQUITY TRUST
                   (Focus, Genesis, Guardian, Manhattan, Partners,
                           and Socially Responsive Series)



              The following foreign banking institutions and foreign securities depositories have been approved by the boards of trustees of the above-mentioned trusts for use by the indicated series of the trust as sub-custodians for the securities and other assets:

     Westpac Banking Corp. (Austraclear Ltd. and Reserve Bank Information and Transfer System) (Australia)

     GiroCredit Bank Aktiengesellschaft der Sparkassen (OEKB)
     (Austria)

     Generale Bank (Banque Nationale de Belgique) (C.I.K.) (Belgium)

     Canada Trustco Mortgage Company (CDS) (Canada)

     Den Danske Bank (VP-Centralen) (Denmark)

     Merita Bank Limited (Central Share Register) (Finland)

     Banque Paribas (Banque de France) (SICOVAM) (France)

     BHF-Bank Aktiengesellschaft (Kassenverein) (Germany)

     Standard Chartered Bank Hong Kong (CCASS) (Hong Kong)

     Bank of Ireland (The Gilt Settlement Office) (Ireland)

     Morgan Guaranty Trust Company (Banca d'Italia and Monte Titoli S.p.A.) (Italy)

     Daiwa Bank, Limited, and Sumitomo Trust & Banking Company, Limited (JASDEC/Bank of Japan) (Japan)

     Standard Chartered Bank Malaysia Berhad (MCD) (Malaysia)

     Citibank, S.A.-Mexico (Banco de Mexico and INDEVAL) (Mexico)

     MeesPierson N.V. (NECIGEF) (The Netherlands)

     ANZ Banking Group (NZ) Ltd. (Austraclear N.Z.) (New Zealand)

     Christiania Bank Og Kreditkasse (VPS) (Norway)

     Banco Comercial Portugues (Central de Valores Mobiliarios) (Portugal)
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     The Development Bank of Singapore, Ltd. (CDP) (Singapore)

     Banco Santander, S.A. (SCLU/Banco de Espana) (Spain)

     Skandinaviska Enskilda Banken (VPC) (Sweden)

     Union Bank of Switzerland (SEGA) (Switzerland)

     State Street Bank and Trust Co., and State Street London Limited (The Central Gilts Office and The Central Moneymarkets Office) (United Kingdom)

     Euroclear









































                                          A-2
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